Exhibit (I) (1)

January 22, 2014

ICON FUNDS

5299 DTC Boulevard, Suite 1200

Greenwood Village, Colorado 80111

Ladies and Gentlemen:

As counsel to ICON FUNDS, a Massachusetts business trust (the “Trust”), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the “Shares”) representing interests in the funds listed on Exhibit A attached hereto (collectively, the “Funds”), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectuses and Statements of Additional Information in the form contained in the Trust’s Registration Statement on Form N-1A, as amended through the date hereof (the “Registration Statement”), to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

We have examined the Master Trust Agreement of the Trust dated September 19, 1996, as amended and restated as of January 21, 2012, and as further amended through the date hereof (the “Master Trust Agreement”), the Prospectuses and Statements of Additional Information contained in the Registration Statement, as amended through the date hereof (the “Prospectuses and Statements of Additional Information”), and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, the authenticity of, and the accuracy of all factual statements contained in, all documents furnished to us, which facts we have not independently verified.

Based upon the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the Prospectuses and the Statements of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

ICON FUNDS

January 22, 2014

We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 44 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Lynch, Brewer, Hoffman & Fink, LLP

LYNCH, BREWER, HOFFMAN & FINK, LLP

Exhibit A

Funds

1.	ICON Bond Fund

2.	ICON Equity Income Fund

3.	ICON Fund

4.	ICON Long/Short Fund

5.	ICON Opportunities Fund

6.	ICON Risk-Managed Balanced Fund

7.	ICON Asia-Pacific Region Fund

8.	ICON Europe Fund

9.	ICON International Equity Fund

10.	ICON Consumer Discretionary Fund

11.	ICON Consumer Staples Fund

12.	ICON Energy Fund

13.	ICON Financial Fund

14.	ICON Healthcare Fund

15.	ICON Industrials Fund

16.	ICON Information Technology Fund

17.	ICON Materials Fund

18.	ICON Utilities Fund